Exhibit 10.1

AMENDMENT NO. 3 TO

RIGHTS AGREEMENT

This AMENDMENT NO. 3 TO RIGHTS AGREEMENT, dated as of August 14, 2013 (this “Amendment”), is between Steinway Musical Instruments, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).  This Amendment amends the Rights Agreement dated as of September 26, 2011, as amended by Amendment No. 1 to Rights Agreement dated as of February 20, 2013 and Amendment No. 2 to Rights Agreement dated as of June 30, 2013, between the Company and the Rights Agent (the “Rights Agreement”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Rights Agreement.

RECITALS

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger by and among Pianissimo Holdings Corp., a Delaware corporation (“Parent”), Pianissimo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), and the Company (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”);

WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Offer and the Merger (as both are defined in the Merger Agreement), are advisable and are fair to and in the best interests of the Company and its stockholders;

WHEREAS, the Board of Directors of the Company has determined, in connection with its consideration of the Merger Agreement, that it is necessary and desirable to amend the Rights Agreement as set forth herein;

WHEREAS, pursuant to Section 28 of the Rights Agreement, the provisions of the Rights Agreement contemplated to be amended hereby may be amended without the approval of any holders of Right Certificates;

WHEREAS, this Amendment is permitted by Section 28 of the Rights Agreement; and

WHEREAS, pursuant to Section 28 of the Rights Agreement, the Company hereby directs that the Rights Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

AMENDMENT

Section 1.              Amendment to Section 1.  Section 1 of the Rights Agreement is hereby amended and supplemented by replacing subsection (r) which shall read as follows:

“(r)  “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of August 14, 2013, by and among Pianissimo Holdings Corp., a Delaware corporation (“Parent”), Pianissimo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), and the Company (as such agreement is amended, supplemented, modified or replaced from time to time).”

Section 2.              Effective Date.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

Section 3.              Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 4.              Severability.  The terms, provisions, covenants or restrictions of this Amendment shall be deemed severable and the invalidity or unenforceability of any term, provision, covenant or restriction shall not affect the validity or enforceability of the other term, provision, covenant or restriction hereof.  If any term, provision, covenant or restriction of this Amendment, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable term, provision, covenant or restriction shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable term, provision, covenant or restriction and (b) the remainder of this Amendment and the application of such term, provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such term, provision, covenant or restriction, or the application thereof, in any other jurisdiction.

Section 5.              Notice.  The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

Section 6.              Effect of Amendment.  Except as amended as set forth above, the Rights Agreement shall continue in full force and effect.  Nothing in this Amendment shall be construed to modify any provision of the Rights Agreement other than those specifically amended as set forth above.

Section 7.              Successors and Assigns.   This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 8.              Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered an original and all of which together shall constitute one and the same instrument.  This Amendment shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 9.              Facsimile Signature.  This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

STEINWAY MUSICAL INSTRUMENTS, INC.

By:	/s/ Dennis Hanson
Name: Dennis Hanson
Title: Senior Executive Vice President and Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Mark Zimkind
Name: Mark Zimkind
Title: Vice President and Director of Shareholder Services